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                                                               EXHIBIT (e)(1)(b)

                                AMENDMENT NO. 1
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                              AIM TAX-EXEMPT FUNDS
                      (CLASS A SHARES AND CLASS C SHARES)
                                      AND
                            A I M DISTRIBUTORS, INC.

         The Master Distribution Agreement (the Agreement"), dated July 1, 2000, by and between AIM Tax-Exempt Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                              TO FIRST AMENDED AND
                     RESTATED MASTER DISTRIBUTION AGREEMENT
                                       OF
                              AIM TAX-EXEMPT FUNDS



CLASS A SHARES
--------------
AIM Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund
AIM High Income Municipal Fund


CLASS C SHARES
--------------
AIM High Income Municipal Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 10, 2001
       ------------
                                                   AIM TAX-EXEMPT FUNDS


Attest:  /s/ P MICHELLE GRACE                      By: /s/ ROBERT H. GRAHAM
       ----------------------                          --------------------
       Assistant Secretary                             President

                                                   A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE                      By: /s/ MICHAEL J. CEMO
       ----------------------                          --------------------
       Assistant Secretary                             President